As filed with the Securities and Exchange Commission on December 4, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Revvity, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-2052042
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

77 4th Avenue, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

2008 Deferred Compensation Plan, as amended

(Full Title of the Plan)

Joel S. Goldberg

Senior Vice President, Administration, General Counsel and Secretary

77 4th Avenue,

Waltham, Massachusetts 02451

(Name and Address of Agent For Service)

(781) 663-6900

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to the 2008 Deferred Compensation Plan, as amended, of Revvity, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective.

Accordingly, this Registration Statement incorporates by reference the contents of:

•

the Registration Statement on Form S-8, File No. 333-263860, filed with the Securities and Exchange Commission (the “Commission”) on March 25, 2022, by the Registrant, relating to the Registrant’s 2008 Deferred Compensation Plan, except for Item 8, Exhibits.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are incorporated herein by reference:

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description of Exhibit	Form	File Number	Date of Filing	Exhibit Number	Filed Herewith

4.1	Restated Articles of Organization, as amended, of the Registrant	10-Q	001-05075	November 6, 2024	3.1

4.2	Amended and Restated By-laws of the Registrant	10-Q	001-05075	May 12, 2023	3.2

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant					X

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)					X

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm					X

24.1	Power of attorney (included on the signature pages of this registration statement)					X

99.1	2008 Deferred Compensation Plan	8-K	001-05075	December 12, 2008	10.1

99.2	First Amendment to 2008 Deferred Compensation Plan	10-K	001-05075	March 1, 2011	10.9

99.3	Second Amendment to 2008 Deferred Compensation Plan	10-Q	001-05075	May 10, 2022	10.1

99.4	Third Amendment to 2008 Deferred Compensation Plan					X

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 4th day of December, 2024.

REVVITY, INC.

By:	/s/ Prahlad Singh, PhD
Prahlad Singh, PhD
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Revvity, Inc., hereby severally constitute and appoint Prahlad Singh and Joel S. Goldberg, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Revvity, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Prahlad Singh, PhD Prahlad Singh, PhD	President and Chief Executive Officer and Director (Principal Executive Officer)	December 4, 2024

/s/ Maxwell Krakowiak Maxwell Krakowiak	Sr. Vice President and Chief Financial Officer (Principal Financial Officer)	December 4, 2024

/s/ Anita Gonzales Anita Gonzales	Vice President and Controller (Principal Accounting Officer)	December 4, 2024

/s/ Peter Barrett, PhD Peter Barrett, PhD	Director	December 4, 2024

/s/ Samuel R. Chapin Samuel R. Chapin	Director	December 4, 2024

/s/ Michael A. Klobuchar Michael A. Klobuchar	Director	December 4, 2024

/s/ Michelle McMurry-Heath, MD PhD Michelle McMurry-Heath, MD PhD	Director	December 4, 2024

/s/ Alexis P. Michas Alexis P. Michas	Director	December 4, 2024

Signature	Title	Date

/s/ Sophie V. Vandebroek, PhD Sophie V. Vandebroek, PhD	Director	December 4, 2024

/s/ Michel Vounatsos Michel Vounatsos	Director	December 4, 2024

/s/ Frank Witney, PhD Frank Witney, PhD	Director	December 4, 2024

/s/ Pascale Witz Pascale Witz	Director	December 4, 2024